NEWS
FOR IMMEDIATE RELEASE

VAREX ANNOUNCES CLOSING OF PRIVATE OFFERING OF
$125 MILLION OF SENIOR SECURED NOTES

SALT LAKE CITY, December 23, 2024 – Varex Imaging Corporation (Nasdaq: VREX) today announced it has closed its private offering (the “Offering”) of $125 million aggregate principal amount of 7.875% senior secured notes due 2027 (the “notes”) at an offering price of 101.5% of the principal amount thereof, plus accrued interest from and including October 15, 2024.

“We are pleased to have successfully closed the offering of additional senior secured notes”, said Sam Maheshwari, Chief Financial Officer of Varex Imaging Corporation. “The additional funds allow us to address the partial repayment of our convertible notes coming due in June 2025, while preserving availability under our revolving credit facility,” added Maheshwari.

Additional information concerning the notes is disclosed in Varex’s Form 8-K filed today, December 23, 2024.

No Offer or Solicitation
Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy any security. The notes were offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Varex
Varex Imaging Corporation is a leading innovator, designer and manufacturer of X-ray imaging components, which include X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems. With a 75 year history of successful innovation, Varex’s products are used in medical imaging as well as in industrial and security imaging applications. Global OEM manufacturers incorporate the company’s X-ray sources, digital detectors, connecting devices and imaging software in their systems to detect, diagnose, protect and inspect. Headquartered in Salt Lake City, Utah, Varex employs approximately 2,300 people located in North America, Europe, and Asia. For more information visit vareximaging.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the use of proceeds raised in the offering to partially repay existing convertible notes due in June 2025, preserving availability under our revolving credit agreement. Any statements using the terms “intend,” “subject to,” “plan,” “will,” “may”, or similar statements are forward-looking statements that involve risks and uncertainties that could cause Varex’s actual results to differ materially from those anticipated. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and

1678 S. Pioneer Road | Salt Lake City, UT 84104 | 801.972.5000

NEWS
FOR IMMEDIATE RELEASE
predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. Such risks and uncertainties include changes to our plans; reduction in or loss of business of one or more of our limited OEM customers; loss of business to, and an inability to effectively compete with competitors; market erosion or loss of customers due to pricing pressures and other factors; failure to meet customers’ needs and demands; economic instability, shifting political environments, changing tax treatment, reactionary import/export regulatory regimes, and other risks associated with doing business internationally; supply chain disruptions; inability to maintain or defend intellectual property rights, and the high cost of protecting such rights and defending against infringement claims; disruption of critical information systems or material security breaches of such systems; non-compliance with product-related regulations and delays in obtaining regulatory clearances or approvals; limitations imposed by operating and financial restrictions of our debt financing agreements; and the other risks listed from time to time in our filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Varex assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Information regarding the factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2024, as well as the company’s other filings with the Securities and Exchange Commission. These forward-looking statements are based on information as of the date of this release. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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For Information Contact:
Christopher Belfiore
Director of Investor Relations
Varex Imaging Corporation
801.973.1566 | investors@vareximaging.com

1678 S. Pioneer Road | Salt Lake City, UT 84104 | 801.972.5000